Exhibit (c)(5)Exhibit (c)(5)

Closing Stock Prices and Commentary

Closing Date	Closing Price	Commentary
7/1/2021	$36.43	SHUSA submits initial proposal at $39.00 -- After Market
7/2/2021	$40.56	SCUSA issues press release addressing the letter received from SHUSA
7/6/2021	$40.08	
7/7/2021	$40.43	
7/8/2021	$40.48	
7/9/2021	$40.90	
7/12/2021	$40.99	
7/13/2021	$40.57	
7/14/2021	$40.50	Initial Special Committee meeting to discuss the issues regarding valuation (Boston)
7/15/2021	$40.62	
7/16/2021	$40.45	
7/19/2021	$40.32	
7/20/2021	$40.58	
7/21/2021	$40.77	Follow-up Special Committee meeting to discuss valuation framework / next steps (Zoom)
7/22/2021	$40.86	PSC had a call with JPM and provided the Special Committee's counter proposal of $43.25
7/23/2021	$40.84	
7/26/2021	$40.79	
7/27/2021	$40.85	
7/28/2021	$40.95	SCUSA released Q2 earning pre-market -- Reported EPS $3.45 vs. Consensus of $1.78 (+94%)
7/29/2021	$41.06	
7/30/2021	$41.03	
8/2/2021	$40.81	
8/3/2021	$41.57	
8/4/2021	$41.31	
8/5/2021	$41.40	
8/6/2021	$41.58	
8/9/2021	$41.50	
8/10/2021	$41.80	
8/11/2021	$42.06	SHUSA submits second proposal at $39.75 ; Special Committee provides counter proposal of $42.75

	$40.77	VWAP Since Offer Announcement - 7/2/2021
	$41.32	VWAP Since Earnings Announcement - 7/28/2021

Source: S&P Global Market Intelligence

PIPER SANDLER | 2

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Current Market Price Second Initial Proposal Proposal (8/11/2021) Counter Counter Undisturbed Dated Dated Proposal Proposal Price (7/1/21) 7/1/2021 8/11/2021 Implied Price per Share (8/11/2021) (7/22/2021) ($ in mm, except per share metrics) Input $36.43 $39.00 $39.75 $40.00 $41.00 $42.00 $42.06 $42.75 $43.25 Price / 2020A Earnings per Share $2.87 12.7x 13.6x 13.9x 13.9x 14.3x 14.6x 14.7x 14.9x 15.1x 2021E Earnings per Share (Analyst Consensus) $9.65 3.8x 4.0x 4.1x 4.1x 4.2x 4.4x 4.4x 4.4x 4.5x 2022E Earnings per Share (Analyst Consensus) $4.24 8.6x 9.2x 9.4x 9.4x 9.7x 9.9x 9.9x 10.1x 10.2x 2021E Earnings per Share (Company Estimates) $8.42 4.3x 4.6x 4.7x 4.8x 4.9x 5.0x 5.0x 5.1x 5.1x 2022E Earnings per Share (Company Estimates) $4.18 8.7x 9.3x 9.5x 9.6x 9.8x 10.0x 10.1x 10.2x 10.3x 2023E Earnings per Share (Company Estimates) $3.94 9.2x 9.9x 10.1x 10.2x 10.4x 10.7x 10.7x 10.9x 11.0x 2024E Earnings per Share (Company Estimates) $4.11 8.9x 9.5x 9.7x 9.7x 10.0x 10.2x 10.2x 10.4x 10.5x 6/30/2021 Tangible BV per Share $23.12 1.58x 1.69x 1.72x 1.73x 1.77x 1.82x 1.82x 1.85x 1.87x 12/31/2021E Tangible BV per Share $21.45 1.70x 1.82x 1.85x 1.86x 1.91x 1.96x 1.96x 1.99x 2.02x 0.92x 0.99x 1.01x 1.01x 1.04x 1.06x 1.06x 1.08x 1.09x 6/30/2021 TLAC per Share $39.50 Premium / Closing Price as of 7/1/2021 $36.43 0.0% 7.1% 9.1% 9.8% 12.5% 15.3% 15.5% 17.3% 18.7% Initial Offer Price of $39.00 (7/1/2021) $39.00 (6.6%) 0.0% 1.9% 2.6% 5.1% 7.7% 7.8% 9.6% 10.9% Second Offer Price of $39.75 (8/11/2021) $39.75 (8.4%) (1.9%) 0.0% 0.6% 3.1% 5.7% 5.8% 7.5% 8.8% VWAP Since Offer Annc. of $40.77 (7/2/2021) $40.77 (10.6%) (4.3%) (2.5%) (1.9%) 0.6% 3.0% 3.2% 4.9% 6.1% VWAP Since Earnings Annc. of $41.32 (7/28/2021) $41.32 (11.8%) (5.6%) (3.8%) (3.2%) (0.8%) 1.6% 1.8% 3.5% 4.7% Closing Price as of 8/11/2021 $42.06 (13.4%) (7.3%) (5.5%) (4.9%) (2.5%) (0.1%) 0.0% 1.6% 2.8% Implied Market Capitalization 306,081,081 $11,151 $11,937 $12,167 $12,243 $12,549 $12,855 $12,874 $13,085 $13,238 Implied Value of Public Float (19.6%) 60,061,288 $2,188 $2,342 $2,387 $2,402 $2,463 $2,523 $2,526 $2,568 $2,598Current Market Price Second Initial Proposal Proposal (8/11/2021) Counter Counter Undisturbed Dated Dated Proposal Proposal Price (7/1/21) 7/1/2021 8/11/2021 Implied Price per Share (8/11/2021) (7/22/2021) ($ in mm, except per share metrics) Input $36.43 $39.00 $39.75 $40.00 $41.00 $42.00 $42.06 $42.75 $43.25 Price / 2020A Earnings per Share $2.87 12.7x 13.6x 13.9x 13.9x 14.3x 14.6x 14.7x 14.9x 15.1x 2021E Earnings per Share (Analyst Consensus) $9.65 3.8x 4.0x 4.1x 4.1x 4.2x 4.4x 4.4x 4.4x 4.5x 2022E Earnings per Share (Analyst Consensus) $4.24 8.6x 9.2x 9.4x 9.4x 9.7x 9.9x 9.9x 10.1x 10.2x 2021E Earnings per Share (Company Estimates) $8.42 4.3x 4.6x 4.7x 4.8x 4.9x 5.0x 5.0x 5.1x 5.1x 2022E Earnings per Share (Company Estimates) $4.18 8.7x 9.3x 9.5x 9.6x 9.8x 10.0x 10.1x 10.2x 10.3x 2023E Earnings per Share (Company Estimates) $3.94 9.2x 9.9x 10.1x 10.2x 10.4x 10.7x 10.7x 10.9x 11.0x 2024E Earnings per Share (Company Estimates) $4.11 8.9x 9.5x 9.7x 9.7x 10.0x 10.2x 10.2x 10.4x 10.5x 6/30/2021 Tangible BV per Share $23.12 1.58x 1.69x 1.72x 1.73x 1.77x 1.82x 1.82x 1.85x 1.87x 12/31/2021E Tangible BV per Share $21.45 1.70x 1.82x 1.85x 1.86x 1.91x 1.96x 1.96x 1.99x 2.02x 0.92x 0.99x 1.01x 1.01x 1.04x 1.06x 1.06x 1.08x 1.09x 6/30/2021 TLAC per Share $39.50 Premium / Closing Price as of 7/1/2021 $36.43 0.0% 7.1% 9.1% 9.8% 12.5% 15.3% 15.5% 17.3% 18.7% Initial Offer Price of $39.00 (7/1/2021) $39.00 (6.6%) 0.0% 1.9% 2.6% 5.1% 7.7% 7.8% 9.6% 10.9% Second Offer Price of $39.75 (8/11/2021) $39.75 (8.4%) (1.9%) 0.0% 0.6% 3.1% 5.7% 5.8% 7.5% 8.8% VWAP Since Offer Annc. of $40.77 (7/2/2021) $40.77 (10.6%) (4.3%) (2.5%) (1.9%) 0.6% 3.0% 3.2% 4.9% 6.1% VWAP Since Earnings Annc. of $41.32 (7/28/2021) $41.32 (11.8%) (5.6%) (3.8%) (3.2%) (0.8%) 1.6% 1.8% 3.5% 4.7% Closing Price as of 8/11/2021 $42.06 (13.4%) (7.3%) (5.5%) (4.9%) (2.5%) (0.1%) 0.0% 1.6% 2.8% Implied Market Capitalization 306,081,081 $11,151 $11,937 $12,167 $12,243 $12,549 $12,855 $12,874 $13,085 $13,238 Implied Value of Public Float (19.6%) 60,061,288 $2,188 $2,342 $2,387 $2,402 $2,463 $2,523 $2,526 $2,568 $2,598

1 Dividend Discount Model $36.85 $41.80 Excess Capital Sensitivity 2a $38.17 $43.99 (SC 2022E Forecast) Excess Capital Sensitivity 2b $35.15 $40.54 (Long Term Earnings) Hypothetical Share Buyback Analysis $37.94 $43.28 3a (SC 2022E Forecast) Hypothetical Share Buyback Analysis $33.68 $38.42 3b (Long Term Earnings) Precedent Minority Buy-in Analysis $43.17 $45.62 4 Public Trading Comparables $32.56 $42.49 5 Investor Arbitrage Model $43.82 $45.87 6 $30.00 $33.00 $36.00 $39.00 $42.00 $45.00 $48.001 Dividend Discount Model $36.85 $41.80 Excess Capital Sensitivity 2a $38.17 $43.99 (SC 2022E Forecast) Excess Capital Sensitivity 2b $35.15 $40.54 (Long Term Earnings) Hypothetical Share Buyback Analysis $37.94 $43.28 3a (SC 2022E Forecast) Hypothetical Share Buyback Analysis $33.68 $38.42 3b (Long Term Earnings) Precedent Minority Buy-in Analysis $43.17 $45.62 4 Public Trading Comparables $32.56 $42.49 5 Investor Arbitrage Model $43.82 $45.87 6 $30.00 $33.00 $36.00 $39.00 $42.00 $45.00 $48.00

Dividend Discount Model

DDM Analysis as of Jan 1, 2022E

1

Calculation of Discount Rate	
Current 10 Year Treasury	1.33%
Equity Risk Premium	7.25%
Size Premium	0.80%
Industry Premium	2.72%
Discount Rate	12.10%

($ in millions, except per share data)	2022E	2023E	2024E	2025E	2026E
Santander Consumer Net Income	1,195	1,094	1,105	1,193	1,289
YoY Growth - Net Income				*8.0%*	*8.0%*
Earnings per Share	*4.18*	*3.94*	*4.11*	*4.44*	*4.79*
YoY Growth - RWA				*5.0%*	*5.0%*
Risk-Weighted Assets	47,958	48,639	49,241	51,703	54,288
Internal CET1 Target	11.5%	11.5%	11.5%	11.5%	11.5%
Required CET1	5,515	5,593	5,663	5,946	6,243
Less: Intangibles	155	155	155	155	155
Less: Adj. Due to CECL Capital Relief	1,319	880	440	-	-
Required Equity	4,041	4,559	5,068	5,791	6,088
BoP Equity	7,619	4,041	4,559	5,068	5,791
Plus: Net Income	1,195	1,094	1,105	1,193	1,289
Less: Capital Distribution	(4,773)	(576)	(596)	(471)	(992)
EoP Equity	4,041	4,559	5,068	5,791	6,088
Capital Distribution	4,773	576	596	471	992
Terminal Value	-	-	-	-	10,579
Total	**4,773**	**576**	**596**	**471**	**11,571**

Implied Valuation	
Assumptions	
Discount Rate	12.0%
Terminal PE Multiple[1]	7.6x
DDM Value	$12,009
Shares Outstanding	306.1
DDM Value per Share	**$39.24**

DDM Sensitivity Table

Terminal PE Value	Discount Rate 10.0%	11.0%	12.0%	13.0%	14.0%
6.6x	$38.89	$37.75	$36.66	$35.62	$34.62
7.1x	$40.30	$39.10	$37.95	$36.85	$35.80
7.6x	$41.72	$40.45	$39.24	$38.08	$36.98
8.1x	$43.13	$41.80	$40.53	$39.32	$38.17
8.6x	$44.54	$43.14	$41.82	$40.55	$39.35

Source: S&P Global Market Intelligence, Company provided projections (Baseline 3 year forecast v2)
Notes: Forecasts based on Company earnings projections for 2022E and 2024E with net Income growth held constant
1) Santander Consumer's historical (2015 – Present) P/E multiple

PIPER SANDLER | 5

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

2a Excess Capital n 4Q21E CET1 Ratio 19.6% n Minimum Required 11.5% Excess CET1 (%) 8.1% n 1 $47,958 4Q21E Risk-weighted Assets l Total Excess Capital $3,889 Current Shares Outstanding 306.1 l Total Excess Capital per Share $12.71 Implied Valuation n 1 $1,195 FY 2022E Net Income Earnings per Share $4.18 2 $3.93 Earnings per Share - Share Adjusted 3 CET1 Ratio $3.73 Earnings per Share - Funding Adjusted $41.09 10.00% 10.75% 11.50% 12.25% 13.00% 4 7.6x Price / EPS Multiple 6.6x $39.47 $38.41 $37.35 $36.30 $35.24 Core Implied Value per Share $28.38 7.1x $41.32 $40.27 $39.22 $38.17 $37.12 Excess Capital per Share $12.71 7.6x $43.17 $42.13 $41.09 $40.05 $39.01 Total Value per Share $41.09 8.1x $45.02 $43.99 $42.96 $41.92 $40.89 Current Shares Outstanding 306.1 8.6x $46.87 $45.85 $44.82 $43.80 $42.78 P/E Multiple2a Excess Capital n 4Q21E CET1 Ratio 19.6% n Minimum Required 11.5% Excess CET1 (%) 8.1% n 1 $47,958 4Q21E Risk-weighted Assets l Total Excess Capital $3,889 Current Shares Outstanding 306.1 l Total Excess Capital per Share $12.71 Implied Valuation n 1 $1,195 FY 2022E Net Income Earnings per Share $4.18 2 $3.93 Earnings per Share - Share Adjusted 3 CET1 Ratio $3.73 Earnings per Share - Funding Adjusted $41.09 10.00% 10.75% 11.50% 12.25% 13.00% 4 7.6x Price / EPS Multiple 6.6x $39.47 $38.41 $37.35 $36.30 $35.24 Core Implied Value per Share $28.38 7.1x $41.32 $40.27 $39.22 $38.17 $37.12 Excess Capital per Share $12.71 7.6x $43.17 $42.13 $41.09 $40.05 $39.01 Total Value per Share $41.09 8.1x $45.02 $43.99 $42.96 $41.92 $40.89 Current Shares Outstanding 306.1 8.6x $46.87 $45.85 $44.82 $43.80 $42.78 P/E Multiple

2b Excess Capital n 4Q21E CET1 Ratio 19.6% n Minimum Required 11.5% Excess CET1 (%) 8.1% n 1 $47,958 4Q21E Risk-weighted Assets l Total Excess Capital $3,889 Current Shares Outstanding 306.1 l Total Excess Capital per Share $12.71 Implied Valuation n 2 $1,070 FY 2022E Net Income 2 $3.50 Earnings per Share 3 $3.31 Earnings per Share - Funding Adjusted 4 CET1 Ratio 7.6x Price / EPS Multiple $37.86 10.00% 10.75% 11.50% 12.25% 13.00% Core Implied Value per Share $25.15 6.6x $36.67 $35.61 $34.55 $33.49 $32.43 Excess Capital per Share $12.71 7.1x $38.30 $37.25 $36.20 $35.15 $34.10 Total Value per Share $37.86 7.6x $39.94 $38.90 $37.86 $36.82 $35.77 Current Shares Outstanding 306.1 8.1x $41.58 $40.54 $39.51 $38.48 $37.45 8.6x $43.21 $42.19 $41.17 $40.14 $39.12 P/E Multiple2b Excess Capital n 4Q21E CET1 Ratio 19.6% n Minimum Required 11.5% Excess CET1 (%) 8.1% n 1 $47,958 4Q21E Risk-weighted Assets l Total Excess Capital $3,889 Current Shares Outstanding 306.1 l Total Excess Capital per Share $12.71 Implied Valuation n 2 $1,070 FY 2022E Net Income 2 $3.50 Earnings per Share 3 $3.31 Earnings per Share - Funding Adjusted 4 CET1 Ratio 7.6x Price / EPS Multiple $37.86 10.00% 10.75% 11.50% 12.25% 13.00% Core Implied Value per Share $25.15 6.6x $36.67 $35.61 $34.55 $33.49 $32.43 Excess Capital per Share $12.71 7.1x $38.30 $37.25 $36.20 $35.15 $34.10 Total Value per Share $37.86 7.6x $39.94 $38.90 $37.86 $36.82 $35.77 Current Shares Outstanding 306.1 8.1x $41.58 $40.54 $39.51 $38.48 $37.45 8.6x $43.21 $42.19 $41.17 $40.14 $39.12 P/E Multiple

3a 3b ($ in millions, expect per share) Price to 2022E EPS Multiple 6 Share Buyback (as of YE 2021E) 6.6x 7.1x 7.6x 8.1x 8.6x Total Excess Capital $3,889 $3,889 $3,889 $3,889 $3,889 1 Price per Share $43.72 $43.72 $43.72 $43.72 $43.72 Number of Shares Purchased 88,958,032 88,958,032 88,958,032 88,958,032 88,958,032 Shares Outstanding 306,081,081 306,035,735 306,035,735 306,035,735 306,035,735 Less Number of Shares Purchased 88,958,032 88,958,032 88,958,032 88,958,032 88,958,032 New Total Shares Outstanding 217,123,049 217,077,703 217,077,703 217,077,703 217,077,703 % of Shares Purchased 29.1% 29.1% 29.1% 29.1% 29.1% Based on Company’s 2022E EPS Forecast 2 Current 2022E EPS $4.18 $4.18 $4.18 $4.18 $4.18 3 Current 2022E EPS - Share Adjusted $3.93 $3.93 $3.93 $3.93 $3.93 4 Adjusted 2022E EPS $5.34 $5.34 $5.34 $5.34 $5.34 Earnings Accretion 27.8% 27.8% 27.8% 27.8% 27.8% Assumed Pro Forma P / 2022E EPS Multiple 6.6x 7.1x 7.6x 8.1x 8.6x Price @ Assumed Pro Forma Multiple $35.26 $37.94 $40.61 $43.28 $45.95 Based on Long Term Earnings Average 5 Current 2022E EPS $3.50 $3.50 $3.50 $3.50 $3.50 4 Adjusted 2022E EPS $4.74 $4.74 $4.74 $4.74 $4.74 Earnings Accretion 35.5% 35.5% 35.5% 35.5% 35.5% Assumed Pro Forma P / 2022E EPS Multiple 6.6x 7.1x 7.6x 8.1x 8.6x Price @ Assumed Pro Forma Multiple $31.31 $33.68 $36.05 $38.42 $40.803a 3b ($ in millions, expect per share) Price to 2022E EPS Multiple 6 Share Buyback (as of YE 2021E) 6.6x 7.1x 7.6x 8.1x 8.6x Total Excess Capital $3,889 $3,889 $3,889 $3,889 $3,889 1 Price per Share $43.72 $43.72 $43.72 $43.72 $43.72 Number of Shares Purchased 88,958,032 88,958,032 88,958,032 88,958,032 88,958,032 Shares Outstanding 306,081,081 306,035,735 306,035,735 306,035,735 306,035,735 Less Number of Shares Purchased 88,958,032 88,958,032 88,958,032 88,958,032 88,958,032 New Total Shares Outstanding 217,123,049 217,077,703 217,077,703 217,077,703 217,077,703 % of Shares Purchased 29.1% 29.1% 29.1% 29.1% 29.1% Based on Company’s 2022E EPS Forecast 2 Current 2022E EPS $4.18 $4.18 $4.18 $4.18 $4.18 3 Current 2022E EPS - Share Adjusted $3.93 $3.93 $3.93 $3.93 $3.93 4 Adjusted 2022E EPS $5.34 $5.34 $5.34 $5.34 $5.34 Earnings Accretion 27.8% 27.8% 27.8% 27.8% 27.8% Assumed Pro Forma P / 2022E EPS Multiple 6.6x 7.1x 7.6x 8.1x 8.6x Price @ Assumed Pro Forma Multiple $35.26 $37.94 $40.61 $43.28 $45.95 Based on Long Term Earnings Average 5 Current 2022E EPS $3.50 $3.50 $3.50 $3.50 $3.50 4 Adjusted 2022E EPS $4.74 $4.74 $4.74 $4.74 $4.74 Earnings Accretion 35.5% 35.5% 35.5% 35.5% 35.5% Assumed Pro Forma P / 2022E EPS Multiple 6.6x 7.1x 7.6x 8.1x 8.6x Price @ Assumed Pro Forma Multiple $31.31 $33.68 $36.05 $38.42 $40.80

4 n l l l l Deal Stock Price Total Initial Final Initial Value Before Initial Final Rounds Premium to Premium to Increase to 2 Annc. Date Buyer Target ($ mm) Offer or Rumor Offer Offer of Offers Initial Stock Price Initial Stock Price Initial Offer 11/15/2018 Employers Mutual Casualty Co EMC Insurance Group Inc. $371 $23.83 $30.00 $36.00 4 25.9% 51.1% 20.0% 01/09/2018 Investor Group AmTrust Financial Services $1,390 $10.15 $12.25 $14.75 4 20.7% 45.3% 20.4% 03/07/2016 Great American Insurance Co National Interstate Corp. $315 $22.61 $30.00 $32.50 4 32.7% 43.7% 8.3% 04/01/2014 Hilltop Holdings Inc. SWS Group, Inc. $260 $6.06 $7.00 $7.75 3 15.5% 27.9% 10.7% 12/16/2013 KKR & Co. L.P. KKR Financial Holdings Inc. $2,609 $9.90 $10.56 $12.79 4 6.7% 29.2% 21.1% 11/12/2012 Annaly Capital Management Inc CreXus Investment Corp $876 $11.10 $12.50 $13.05 4 12.6% 17.6% 4.4% 11/12/2012 Leucadia National Corp Jefferies Group Inc $2,924 $14.27 $16.46 $17.66 2 15.4% 23.7% 7.3% 10/13/2008 Banco Santander SA Sovereign Bancorp Inc $1,910 $3.81 $3.81 $3.81 1 0.0% 0.0% 0.0% 08/12/2008 Bank of Tokyo-Mitsubishi UFJ Ltd UnionBanCal Corp,CA $3,808 $53.02 $58.00 $73.50 3 9.4% 38.6% 26.7% 03/10/2008 Nationwide Mutual Insurance Co Nationwide Finl Svcs Inc $2,471 $40.00 $47.20 $52.25 3 18.0% 30.6% 10.7% 07/17/2007 Alfa Mutual Alfa Corp $833 $15.20 $17.60 $22.00 5 15.8% 44.7% 25.0% 11/20/2006 Toronto-Dominion Bank TD Banknorth Inc $3,201 $28.81 $32-34 $32.33 6 14.5% 12.2% (2.0%) Mean 3.6 15.6% 30.4% 12.7% Median 4.0 15.4% 29.9% 10.7%4 n l l l l Deal Stock Price Total Initial Final Initial Value Before Initial Final Rounds Premium to Premium to Increase to 2 Annc. Date Buyer Target ($ mm) Offer or Rumor Offer Offer of Offers Initial Stock Price Initial Stock Price Initial Offer 11/15/2018 Employers Mutual Casualty Co EMC Insurance Group Inc. $371 $23.83 $30.00 $36.00 4 25.9% 51.1% 20.0% 01/09/2018 Investor Group AmTrust Financial Services $1,390 $10.15 $12.25 $14.75 4 20.7% 45.3% 20.4% 03/07/2016 Great American Insurance Co National Interstate Corp. $315 $22.61 $30.00 $32.50 4 32.7% 43.7% 8.3% 04/01/2014 Hilltop Holdings Inc. SWS Group, Inc. $260 $6.06 $7.00 $7.75 3 15.5% 27.9% 10.7% 12/16/2013 KKR & Co. L.P. KKR Financial Holdings Inc. $2,609 $9.90 $10.56 $12.79 4 6.7% 29.2% 21.1% 11/12/2012 Annaly Capital Management Inc CreXus Investment Corp $876 $11.10 $12.50 $13.05 4 12.6% 17.6% 4.4% 11/12/2012 Leucadia National Corp Jefferies Group Inc $2,924 $14.27 $16.46 $17.66 2 15.4% 23.7% 7.3% 10/13/2008 Banco Santander SA Sovereign Bancorp Inc $1,910 $3.81 $3.81 $3.81 1 0.0% 0.0% 0.0% 08/12/2008 Bank of Tokyo-Mitsubishi UFJ Ltd UnionBanCal Corp,CA $3,808 $53.02 $58.00 $73.50 3 9.4% 38.6% 26.7% 03/10/2008 Nationwide Mutual Insurance Co Nationwide Finl Svcs Inc $2,471 $40.00 $47.20 $52.25 3 18.0% 30.6% 10.7% 07/17/2007 Alfa Mutual Alfa Corp $833 $15.20 $17.60 $22.00 5 15.8% 44.7% 25.0% 11/20/2006 Toronto-Dominion Bank TD Banknorth Inc $3,201 $28.81 $32-34 $32.33 6 14.5% 12.2% (2.0%) Mean 3.6 15.6% 30.4% 12.7% Median 4.0 15.4% 29.9% 10.7%

4 n n l l l l4 n n l l l l

Valuation Price/ Tang. 2021 2022 YTD YTD Share % of 52 Week Market Total TCE CET1 Book Book LTM Est. Est. Price Total 1 1 Price High Low Cap Assets ROAA ROAE Ratio Ratio Value Value EPS EPS EPS Change Return (Dollars in Millions, except per share data) Ticker ($) (%) (%) ($mm) ($mm) (%) (%) (%) (%) (x) (x) (x) (x) (x) (%) (%) Core Comparables Capital One Financial Corporation COF 174.55 99.8 275.4 77,869 423,420 2.80 19.75 10.62 14.50 1.79 1.34 7.0 7.3 10.2 76.6 78.9 Ally Financial Inc. ALLY 54.21 95.8 253.8 19,545 180,470 1.56 18.87 8.23 11.32 1.33 1.29 7.2 6.7 7.8 52.0 54.1 Credit Acceptance Corporation CACC 556.74 98.7 208.7 8,935 7,801 11.91 38.77 30.67 -- 3.81 3.81 10.8 12.1 13.8 60.8 60.8 OneMain Holdings, Inc. OMF 59.70 94.5 210.7 7,988 22,377 6.23 41.49 8.78 -- 4.39 2.25 5.9 5.6 6.6 24.0 45.6 Median - Core Comparables 4.52 29.26 9.70 12.91 2.80 1.79 7.1 7.0 9.0 56.4 57.5 Additional Comparables Discover Financial Services DFS 133.62 99.9 273.1 40,015 110,985 4.24 43.50 10.70 15.70 3.39 3.32 8.6 8.7 10.7 47.6 48.9 Synchrony Financial SYF 51.21 99.9 216.4 29,174 92,017 3.47 25.88 12.52 17.80 2.61 2.18 9.1 8.2 10.0 47.5 49.9 Alliance Data Systems Corporation ADS 94.47 73.7 237.5 4,700 21,812 3.24 45.41 3.04 -- 7.58 2.29 6.6 5.4 6.6 27.5 28.0 Median - Additional Comparables 3.47 43.50 10.70 16.75 3.39 2.29 8.6 8.2 10.0 47.5 48.9 High - Overall 11.91 45.41 30.67 17.80 7.58 3.81 10.8 12.1 13.8 76.6 78.9 Median - Overall 3.47 38.77 10.62 15.10 3.39 2.25 7.2 7.3 10.0 47.6 49.9 Mean - Overall 4.78 33.38 12.08 14.83 3.56 2.36 7.9 7.7 9.4 48.0 52.3 Low - Overall 1.56 18.87 3.04 11.32 1.33 1.29 5.9 5.4 6.6 24.0 28.0 Santander Consumer USA Holdings Inc. - 7/1/2021 SC 36.43 88.6 227.3 11,149 47,234 3.45 31.00 12.92 16.50 1.83 1.79 6.8 4.3 8.7 65.4 69.2 st Santander Consumer USA Holdings Inc. - 1 Offer (7/1) SC 39.00 92.4 243.3 11,935 47,234 3.45 31.00 12.92 16.50 1.65 1.69 7.3 4.6 9.3 77.1 nd Santander Consumer USA Holdings Inc. - 2 Offer (8/11) SC 39.75 94.2 248.0 12,167 48,246 5.84 48.82 14.71 18.10 1.68 1.72 7.5 4.7 9.5 80.5 Santander Consumer USA Holdings Inc. - Current SC 42.06 99.7 262.4 12,874 48,246 5.84 48.82 14.71 18.10 1.82 1.78 4.6 5.0 10.1 91.0 96.3Valuation Price/ Tang. 2021 2022 YTD YTD Share % of 52 Week Market Total TCE CET1 Book Book LTM Est. Est. Price Total 1 1 Price High Low Cap Assets ROAA ROAE Ratio Ratio Value Value EPS EPS EPS Change Return (Dollars in Millions, except per share data) Ticker ($) (%) (%) ($mm) ($mm) (%) (%) (%) (%) (x) (x) (x) (x) (x) (%) (%) Core Comparables Capital One Financial Corporation COF 174.55 99.8 275.4 77,869 423,420 2.80 19.75 10.62 14.50 1.79 1.34 7.0 7.3 10.2 76.6 78.9 Ally Financial Inc. ALLY 54.21 95.8 253.8 19,545 180,470 1.56 18.87 8.23 11.32 1.33 1.29 7.2 6.7 7.8 52.0 54.1 Credit Acceptance Corporation CACC 556.74 98.7 208.7 8,935 7,801 11.91 38.77 30.67 -- 3.81 3.81 10.8 12.1 13.8 60.8 60.8 OneMain Holdings, Inc. OMF 59.70 94.5 210.7 7,988 22,377 6.23 41.49 8.78 -- 4.39 2.25 5.9 5.6 6.6 24.0 45.6 Median - Core Comparables 4.52 29.26 9.70 12.91 2.80 1.79 7.1 7.0 9.0 56.4 57.5 Additional Comparables Discover Financial Services DFS 133.62 99.9 273.1 40,015 110,985 4.24 43.50 10.70 15.70 3.39 3.32 8.6 8.7 10.7 47.6 48.9 Synchrony Financial SYF 51.21 99.9 216.4 29,174 92,017 3.47 25.88 12.52 17.80 2.61 2.18 9.1 8.2 10.0 47.5 49.9 Alliance Data Systems Corporation ADS 94.47 73.7 237.5 4,700 21,812 3.24 45.41 3.04 -- 7.58 2.29 6.6 5.4 6.6 27.5 28.0 Median - Additional Comparables 3.47 43.50 10.70 16.75 3.39 2.29 8.6 8.2 10.0 47.5 48.9 High - Overall 11.91 45.41 30.67 17.80 7.58 3.81 10.8 12.1 13.8 76.6 78.9 Median - Overall 3.47 38.77 10.62 15.10 3.39 2.25 7.2 7.3 10.0 47.6 49.9 Mean - Overall 4.78 33.38 12.08 14.83 3.56 2.36 7.9 7.7 9.4 48.0 52.3 Low - Overall 1.56 18.87 3.04 11.32 1.33 1.29 5.9 5.4 6.6 24.0 28.0 Santander Consumer USA Holdings Inc. - 7/1/2021 SC 36.43 88.6 227.3 11,149 47,234 3.45 31.00 12.92 16.50 1.83 1.79 6.8 4.3 8.7 65.4 69.2 st Santander Consumer USA Holdings Inc. - 1 Offer (7/1) SC 39.00 92.4 243.3 11,935 47,234 3.45 31.00 12.92 16.50 1.65 1.69 7.3 4.6 9.3 77.1 nd Santander Consumer USA Holdings Inc. - 2 Offer (8/11) SC 39.75 94.2 248.0 12,167 48,246 5.84 48.82 14.71 18.10 1.68 1.72 7.5 4.7 9.5 80.5 Santander Consumer USA Holdings Inc. - Current SC 42.06 99.7 262.4 12,874 48,246 5.84 48.82 14.71 18.10 1.82 1.78 4.6 5.0 10.1 91.0 96.3

66

$45.00 7,000,000 $40.00 6,000,000 $35.00 $42.06 5,000,000 $30.00 4,000,000 $25.00 $20.00 3,000,000 $15.00 2,000,000 $10.00 1,000,000 $5.00 $- 0 8/11/2020 9/11/2020 10/11/2020 11/11/2020 12/11/2020 1/11/2021 2/11/2021 3/11/2021 4/11/2021 5/11/2021 6/11/2021 7/11/2021 8/11/2021 Daily Volume Stock Price Second Offer Dated 8/11/2021 8/11/2021 6/30/2021 Market Performance / Balance Sheet Stock Price $42.06 Assets $48,245.9 Market Capitalization $12,873.8 Total Equity $7,229.6 Total Shares Outstanding (actual) 306,081,081 2019 Net Income $994.4 Number of Publicly Trades Shares (#) 60,061,288 2020 Net Income $910.9 Number of Publicly Trades Shares (%) 19.6% LTM Net Income $2,811.4 Value of Publicly Traded Shares $2,526.2 LTM ROE (%) 48.82% Price / Book (x) 1.78x Next Quarterly Dividend Announced 7/28/2021 Price / Tangible Book (x) 1.82x Dividend per Share $0.22 Price / 2021 EPS (x) 5.0x Total Quarterly Dividend $67.3 Price / 2022 EPS (x) 10.1x Ex-Dividend Date 8/6/2021 10.7x 8/9/2021 Price / 2023 EPS (x) Record Date 8/19/2021 Payment Date

Year-to-Date Financial Summary

($ in millions)	YTD Through June			B / (W) vs.	
	Actual	Budget	Prior Year	Budget	Prior Year
Net Interest Income	$2,048	$2,089	$1,883	($41)	$165
Net Lease Income	726	444	322	283	405
Net Finance and Interest Income	2,774	2,532	2,205	242	570
Net Credit Loss	(165)	(967)	(1,056)	802	891
Loan Loss Reserve Release / (Build)	292	87	(714)	205	1,006
Operating Expenses	(598)	(632)	(549)	34	(48)
Other Income	181	102	4	78	176
Profit Share	(118)	(22)	(26)	(96)	(92)
Net Income	**1,800**	**836**	**(101)**	**964**	**1,901**
Earnings Per Share	***5.88***	***2.82***	***(0.31)***	***3.06***	***6.19***
Net Income (excl. Reserve Release)	1,578	770	442	807	1,136
PPNR	2,396	2,290	1,969	106	427
Auto Balance (EOP)	33,152	35,139	32,215	(1,987)	938
Total Owned Balance (EOP)	50,012	53,130	50,539	(3,118)	(527)
Yield on Earnings Assets	12.9%	11.5%	11.4%	1.4%	1.5%
RIC Net Charge-Off Ratio	1.0%	5.5%	6.9%	4.5%	5.9%
CECL Ratio	17.8%	17.9%	19.2%	0.2%	1.4%
Return on Average Assets	7.5%	3.4%	(0.4%)	4.1%	7.9%
CET1 Ratio[1]	17.4%	15.5%	13.4%	1.9%	4.0%

Source: Company Documents (SC July 2021 CFO Update)
1) CET1 Ratio as of May 2021

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PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

$9.65 $8.42 $8.30 $4.24 $4.18 $3.93 $3.50 $3.19 1 Company Company Median PSC Equity Long Term Company Projections Median Analyst PSC Equity Research 1 4 3 Projections Projections - Analyst Research Earnings Estimate Estimate 3 4 5 Share Estimate Estimate Average 2 Adjusted$9.65 $8.42 $8.30 $4.24 $4.18 $3.93 $3.50 $3.19 1 Company Company Median PSC Equity Long Term Company Projections Median Analyst PSC Equity Research 1 4 3 Projections Projections - Analyst Research Earnings Estimate Estimate 3 4 5 Share Estimate Estimate Average 2 Adjusted

Excess Capital Build Analysis

($ in millions, expect per share)	2018	2019	2020	Q1 2021	Q2 2021	July to YE 2021E
Net Income	$916	$994	$911	$742	$1,058	$678 [1]
Earnings per Share	*$2.54*	*$2.86*	*$2.87*	*$2.42*	*$3.46*	*$2.21* [1]
Risk-Weighted Assets	$43,548	$48,762	$50,424	$47,996	$49,015	$47,958
Tier 1 Common Capital	**$6,837**	**$7,217**	**$7,362**	**$7,919**	**$8,861**	**$9,539**
Less Dividend Rollforward	-	-	-	-	-	$135
Tier 1 Common Capital, Net	**$6,837**	**$7,217**	**$7,362**	**$7,919**	**$8,861**	**$9,404**
CET1 Ratio	***15.7%***	***14.8%***	***14.6%***	***16.5%***	***18.1%***	***19.6%***
Minimum Required CET1 Ratio	11.5%	11.5%	11.5%	11.5%	11.5%	11.5%
Required Tier 1 Common Capital	**$5,008**	**$5,608**	**$5,799**	**$5,520**	**$5,637**	**$5,515**
Total Excess Capital	$1,829	$1,609	$1,563	$2,400	$3,224	$3,889
Shares Outstanding	352	339	306	306	306	306
Total Excess Capital per Share	**$5.19**	**$4.74**	**$5.11**	**$7.84**	**$10.53**	**$12.71**

Source: S&P Global Market Intelligence; Company provided projections (Baseline 3 year forecast v2)
1) Expected June – December 2021 earnings; EPS based on current shares outstanding of 306M; To the extent excess earnings are above this level are generated in the second half of 2021, additional excess capital will also be generated

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PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

Financial Forecast: Total Company P&L (GAAP)

($ in millions, expect per share data)	Actuals		P24 Round 1 v2				Final P23 - 10/09/20				B / (W)			
	2019	2020	2021	2022	2023	2024	2020	2021	2022	2023	2020	2021	2022	2023
Total Company P&L (GAAP):														
Interest on Finance Receivables / Loans	5,050	5,126	5,022	5,000	5,133	5,388	5,138	5,292	5,493	5,691	(12)	(270)	(493)	(558)
Leased Vehicle Income	2,764	2,951	2,819	2,550	2,578	2,514	2,966	2,881	2,787	2,979	(16)	(62)	(237)	(401)
Other Finance and Interest Income	42	14	13	19	23	22	16	11	7	9	(2)	2	12	14
Total Finance and Interest Income	7,856	8,091	7,854	7,569	7,734	7,925	8,120	8,184	8,288	8,678	(29)	(331)	(719)	(945)
Interest Expense	(1,332)	(1,204)	(974)	(806)	(714)	(699)	(1,207)	(1,071)	(978)	(895)	2	97	172	181
Leased Vehicle Expense	(1,862)	(2,078)	(1,510)	(1,650)	(1,811)	(1,744)	(2,199)	(2,124)	(2,067)	(2,210)	121	614	417	399
Net Finance and Interest Income	4,663	4,809	5,369	5,113	5,208	5,482	4,715	4,989	5,243	5,573	94	380	(130)	(365)
Gross Loss	(5,202)	(3,406)	(3,400)	(5,784)	(6,004)	(6,173)	(3,592)	(6,417)	(5,910)	(5,854)	186	3,017	126	(150)
Recoveries	2,911	2,006	2,224	3,322	3,278	3,279	1,970	3,215	3,038	3,025	36	(992)	284	253
Net Credit Loss	(2,291)	(1,400)	(1,176)	(2,462)	(2,726)	(2,894)	(1,622)	(3,201)	(2,872)	(2,829)	222	2,025	410	103
Loan Loss Reserve Release / (Build)	197	(965)	248	51	84	24	(1,102)	471	54	(194)	137	(223)	(3)	279
Provision for Loan Losses	(2,094)	(2,364)	(929)	(2,412)	(2,642)	(2,871)	(2,723)	(2,730)	(2,819)	(3,023)	359	1,802	407	382
Profit Sharing	(53)	(121)	(155)	(33)	(29)	(27)	(73)	(33)	(29)	(35)	(48)	(122)	(3)	6
Investment Gains (Losses), Net	(407)	(401)	(27)	-	-	-	(425)	(401)	(407)	(414)	25	373	407	414
Servicing Fee Income	91	74	89	94	94	95	73	69	81	73	1	21	13	21
Fees, Commissions and Other	364	344	246	181	181	179	341	422	396	408	3	(176)	(216)	(227)
Other Income	49	18	309	275	275	274	(11)	90	69	67	29	218	205	209
Salary and Benefit Expense	(511)	(553)	(615)	(608)	(612)	(616)	(548)	(558)	(547)	(547)	(5)	(56)	(62)	(65)
Repossession Expense	(262)	(160)	(187)	(276)	(267)	(272)	(182)	(271)	(238)	(236)	21	85	(38)	(31)
Other Operating Expense	(438)	(418)	(537)	(486)	(495)	(516)	(403)	(391)	(389)	(383)	(15)	(146)	(98)	(112)
Operating Expenses	(1,211)	(1,131)	(1,338)	(1,371)	(1,374)	(1,404)	(1,132)	(1,220)	(1,174)	(1,166)	1	(118)	(197)	(208)
Net Income Before Tax	1,354	1,210	3,255	1,572	1,439	1,454	775	1,095	1,290	1,416	435	2,160	282	23
Income Tax Expenses	(360)	(299)	(777)	(377)	(345)	(349)	(200)	(263)	(310)	(340)	(99)	(514)	(68)	(5)
Net Income	**994**	**911**	**2,478**	**1,195**	**1,094**	**1,105**	**575**	**832**	**981**	**1,076**	**336**	**1,646**	**214**	**17**
Shares Outstanding (Diluted)	339	306	294	286	277	269	306	284	246	246	-	10	40	32
EPS (Diluted)	**2.93**	**2.98**	**8.42**	**4.18**	**3.94**	**4.11**	**1.88**	**2.93**	**3.99**	**4.38**	**1.10**	**5.49**	**0.19**	**(0.44)**

Source: Company Documents (Baseline 3 year forecast v2)

PIPER SANDLER | 18

PRIVILEGED AND CONFIDENTIAL. Prepared at the request of Counsel.

New Offer Price of $39.75 Offer Price of $42.75 ($ in millions, except per share) 2022E 2023E 2022E 2023E 1 Net Income: Banco Santander $8,653 $9,358 $8,653 $9,358 2 Plus: 20% of SC's Net Income $239 $219 $239 $219 3 Less: Cost of New Debt $36 $36 $39 $39 4 Add: Cost Savings $11 $11 $11 $11 Pro-Forma Net Income $8,867 $9,551 $8,864 $9,549 1 Current EPS Estimates $0.50 $0.54 $0.50 $0.54 Shares Outstanding (actual) 17,306 17,306 17,306 17,306 Pro-Forma EPS $0.51 $0.55 $0.51 $0.55 % Accretion / (Dilution) 3.27% 2.31% 3.24% 2.28% Banco Santander Key Metrics $3.87 $1,859,896 Stock Price (8/11/2021) Assets (6/30/2021) $66,931.0 $113,523 Market Capitalization Total Equity (6/30/2021) 12.9x 17,306,000,000 Price / 2020 EPS (x) Shares Outstanding (Actual) 8.0x 0.66x Price / 2021 EPS (x) Price / Book (x) 7.8x 0.82x Price / 2022 EPS (x) Price / Tangible Book (x) 7.2x Price / 2023 EPS (x)New Offer Price of $39.75 Offer Price of $42.75 ($ in millions, except per share) 2022E 2023E 2022E 2023E 1 Net Income: Banco Santander $8,653 $9,358 $8,653 $9,358 2 Plus: 20% of SC's Net Income $239 $219 $239 $219 3 Less: Cost of New Debt $36 $36 $39 $39 4 Add: Cost Savings $11 $11 $11 $11 Pro-Forma Net Income $8,867 $9,551 $8,864 $9,549 1 Current EPS Estimates $0.50 $0.54 $0.50 $0.54 Shares Outstanding (actual) 17,306 17,306 17,306 17,306 Pro-Forma EPS $0.51 $0.55 $0.51 $0.55 % Accretion / (Dilution) 3.27% 2.31% 3.24% 2.28% Banco Santander Key Metrics $3.87 $1,859,896 Stock Price (8/11/2021) Assets (6/30/2021) $66,931.0 $113,523 Market Capitalization Total Equity (6/30/2021) 12.9x 17,306,000,000 Price / 2020 EPS (x) Shares Outstanding (Actual) 8.0x 0.66x Price / 2021 EPS (x) Price / Book (x) 7.8x 0.82x Price / 2022 EPS (x) Price / Tangible Book (x) 7.2x Price / 2023 EPS (x)

n n l l l l ln n l l l l l

n l 20.0% 10.0% 0.0% -10.0% -20.0% -30.0% -40.0% 60 Days Prior 50 Days Prior 40 Days Prior 30 Days Prior 20 Days Prior 10 Days Prior AVX Corp. Valero Energy Partners LP Gigamon Inc. Crown Media Holdings, Inc. Federal-Mogul LLC Chiesi USA, Inc. Danfoss Power Solutions Inc.n l 20.0% 10.0% 0.0% -10.0% -20.0% -30.0% -40.0% 60 Days Prior 50 Days Prior 40 Days Prior 30 Days Prior 20 Days Prior 10 Days Prior AVX Corp. Valero Energy Partners LP Gigamon Inc. Crown Media Holdings, Inc. Federal-Mogul LLC Chiesi USA, Inc. Danfoss Power Solutions Inc.

120.0% 115.0% 110.0% 105.0% 100.0% 95.0% 90.0% 85.0% 80.0% 50 Days Prior 40 Days Prior 30 Days Prior 20 Days Prior 10 Days Prior AVX Corp. Valero Energy Partners LP Gigamon Inc. Crown Media Holdings, Inc. Federal-Mogul LLC Chiesi USA, Inc. Danfoss Power Solutions Inc.

n n n n n n n nn n n n n n n n